UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 23, 2010
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
200 North 33rd Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 23, 2010, Mercantile Bancorp, Inc. (the “Company”) entered into a Dealer-Manager Agreement with McClendon Morrison & Partners, Inc. (the “Agreement”) relating to the proposed rights offering (the “Rights Offering”) by the Company pursuant to which the Company will distribute to the holders of record of its common stock, subscription rights as set forth in the Company’s Registration Statement on Form S-1 (Registration No. 333-168075) filed with the Securities and Exchange Commission on July 12, 2010, as amended. Under the Agreement, McClendon Morrison & Partners, Inc. is engaged as the sole exclusive dealer-manager in connection with the Rights Offering and it will use its commercially reasonable efforts to (a) advise and assist the Company in soliciting the exercise of rights held by rights holders, (b) provide advisory services in connection with the rights not subscribed for by the holders of rights, and (c) provide advisory services in connection with the Rights Offering. Advisory services include: (i) advising on pricing, structuring and other terms and conditions of the Rights Offering, including oversubscription rights and limits.
Item 8.01 Other Events
     On September 23, 2010, Mercantile Bancorp, Inc. (the “Company”) issued a press release announcing that the Company has established an exercise price for its previously announced shareholder rights offering.
     The press release is included herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Exhibits
     (c) Exhibits:

Exhibit
Number	Description
10.1	Dealer-Manager Agreement dated September 23, 2010 between Mercantile Bancorp, Inc. and McClendon Morrison & Partners, Inc.

99.1	Press Release issued by Mercantile Bancorp, Inc. dated September 23, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.
By:	/s/ Ted T. Awerkamp
	Name:	Ted T. Awerkamp
	Title:	President and Chief Executive Officer

Date: September 23, 2010

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